Exhibit 99.1

For immediate release

August 11, 2019

AtriCure Enters into Definitive Agreement to Acquire SentreHEART

Acquisition Expands Addressable Market Opportunity and Complements Offerings for the Treatment of Atrial Fibrillation

Announces Updates to 2019 Outlook

Conference Call Monday, August 12th at 8:30am ET

MASON, Ohio—(BUSINESS WIRE) –August 12, 2019— AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced that it has entered into a definitive agreement to acquire SentreHEART, Inc., a privately held developer of percutaneous left atrial appendage management solutions. The company also announced updated full year 2019 guidance.

Under the terms of the agreement to acquire SentreHEART, the transaction consideration consists of an upfront payment of approximately $40 million in cash and AtriCure common stock, plus additional contingent consideration based on the achievement of certain clinical and reimbursement milestones over the next several years, all of which are value-creating events. Of the contingent consideration, $140 million is based on milestones related to the aMAZE™ IDE clinical trial, including PMA approval, and $120 million is based on a milestone related to reimbursement for the therapy involving SentreHEART devices. All contingent consideration would be payable in a combination of cash and stock.

“We believe that SentreHEART is a strategic addition to AtriCure, significantly expanding our addressable markets with a product designed for electrophysiologists,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “With our pursuit of labeling based on the aMAZE Trial, we are deepening our commitment to provide the broadest possible offering of ablation and left atrial appendage management solutions to our customers and their patients.”

Mr. Carrel continued, “This transaction combines two companies dedicated to solving the challenges associated with Afib. We are confident that SentreHEART complements our current product portfolio and intellectual property, augments our commitment to clinical science with the aMAZE Trial, and will leverage our growing commercial channel into the electrophysiology market. We believe that upon FDA approval, use of the LARIAT® device will continue to advance AtriCure’s competitive position in the market.”

SentreHEART was founded in 2005 and is based in Redwood City, California. The company’s technology is currently being studied in the aMAZE Trial, an FDA-approved, prospective, multicenter, randomized controlled trial evaluating the LARIAT Suture Delivery Device for LAA closure adjunctive to Pulmonary Vein Isolation (PVI) catheter ablation for the treatment of persistent and longstanding persistent Afib. The objective of the aMAZE Trial is to demonstrate that the LARIAT device for LAA closure, plus a PVI ablation, will lead to a reduced incidence of recurrent Afib compared to PVI alone, with a high safety profile. The aMAZE Trial is expected to enroll up to 600 total patients at 65 sites with one-year follow up. Primary endpoint measures are freedom from episodes of Afib greater than 30 seconds at one-year post treatment. More information about the aMAZE Trial can be found at: https://amazetrial.com/en/. To date, 535 patients have been enrolled in the trial, with full enrollment anticipated in early 2020.

Subject to customary closing conditions, the transaction is expected to close in the next several days. AtriCure shareholder approval is not required.

2019 and Future Outlook

AtriCure projects total revenue for 2019 to be in the range of $224.5 million to $228.5 million, which includes minimal contribution from SentreHEART, and reflects approximately 11% to 13% organic growth. Revenue contribution from the SentreHEART business is expected to be nominal until after completion of the aMAZE Trial and PMA approval.

For 2019, AtriCure now expects adjusted EBITDA, a non-GAAP measure, to be a loss due to integration and operating costs resulting from the transaction. Full-year adjusted EBITDA loss is expected to be in the range of $7 million to $9 million, excluding acquisition costs. This adjusted EBITDA loss translates into an adjusted loss per share between $1.07 and $1.14. For 2020, the company expects to have an adjusted EBITDA loss of less than $10 million, as investments shift from completing the aMAZE Trial to preparing for FDA approval. Adjusted EBITDA and adjusted loss per share are non-GAAP measures. A discussion of non-GAAP financial measures and reconciliations regarding non-GAAP financial measures to their respective GAAP financial measures is provided later in this press release.

“We have a strong balance sheet, which has been reinforced by our credit facility with Silicon Valley Bank. As a result, we believe that we can support both the upfront payment and ongoing investments in the combined business with minimal shareholder dilution,” said Andy Wade, Senior Vice President and Chief Financial Officer. “While this transaction will impact short and medium-term profitability, we do not need to raise additional capital to finish the aMAZE Trial or support post-trial commercialization efforts.”

Conference Call

AtriCure will host a conference call at 8:30 am Eastern Time on Monday, August 12, 2019 to discuss the transaction. A live webcast of the conference call will be available online on the Investors page of AtriCure’s corporate website at www.atricure.com. You may also access this call through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers, using participant passcode 7188965. A replay of the webcast will be available on AtriCure’s website for 90 days.

Advisors

Piper Jaffray & Co. is acting as exclusive financial advisor and Pepper Hamilton LLP is serving as legal counsel to AtriCure for this transaction. Guggenheim Securities LLC is acting as exclusive financial advisor and Goodwin Procter LLP is serving as legal counsel to SentreHEART for this transaction.

About AtriCure, Inc.

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator® Synergy™ Ablation System is the first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage (LAA) Exclusion System products are the most widely sold LAA management devices worldwide. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

About SentreHEART, Inc.

SentreHEART is a privately-owned medical device company based in Redwood City, California. Founded in 2005, SentreHEART has developed innovative technology for remote delivery of suture for closure of anatomic structures including the LAA. The company is committed to clinical evidence development and is currently sponsoring the FDA-approved prospective, multi-center, randomized controlled trial known as the aMAZE Trial. Information about the aMAZE Trial can be found at: https://amazetrial.com/en/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates (including projections and guidance), statements regarding the closing of the acquisition of SentreHEART described herein, clinical trial enrollment and approval statements, and other predictions of financial, clinical, and operational performance. Such statements generally include words such as “believes,” “plans,” “estimates,” “hopes,” “projects,” “seek,” “see,” “would,” “should,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions and the negative versions thereof. You should not place undue reliance upon these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include, but are not limited to: the parties’ ability to satisfy the SentreHEART merger agreement conditions; AtriCure’s ability to realize anticipated synergies from the acquisition of SentreHEART; AtriCure’s ability to successfully integrate SentreHEART’s operations and technology; the rate and degree of market acceptance of AtriCure’s products; AtriCure’s ability to develop and market new and enhanced products; AtriCure’s ability to retain and attract key employees; the timing of and ability to obtain and maintain regulatory clearances and approvals for products; the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products; AtriCure’s ability to continue to be in compliance with applicable U.S. federal and state and foreign government laws and regulations; AtriCure’s ability to consummate other acquisitions or, if consummated, to successfully integrate acquired businesses into AtriCure’s operations; AtriCure’s ability to recognize the benefits of acquisitions generally, including potential synergies and cost savings; failure of an acquisition or acquired company to achieve its plans and objectives generally; risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results; AtriCure’s ability to raise any capital that may be required to accomplish the foregoing; competition from existing and new products and procedures, including the development of drug or catheter-based technologies; and AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, fluctuations in exchange rates for future sales denominated in foreign currency, which represent a majority of AtriCure’s sales outside of the United States, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation, including tax law changes, and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Use of Non-GAAP Financial Measures

AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. These non-GAAP financial measures include adjusted EBITDA and adjusted loss per share.

Adjusted EBITDA is calculated as Net Loss before other income / expense (including interest), income tax expense, depreciation and amortization expense, share based compensation expense, acquisition costs, and change in fair value of contingent consideration liabilities. Due to the nonrecurring nature of the acquisition costs, the Company has modified the calculation of adjusted EBITDA to exclude acquisition costs, and intends to use this calculation going forward. Prior to the SentreHEART transaction, the Company’s most recent acquisition occurred in October 2015 and acquisition costs were included in the calculation of adjusted EBITDA at that time. The Company believes it is now appropriate to modify the calculation of adjusted EBITDA to exclude acquisition costs because the Company has concluded that acquisition costs are generally nonrecurring and are not reflective of the operational results of the Company’s core business, and the Company believes this approach is more comparable to peer company reporting. Management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning, and previously used adjusted EBITDA as a performance metric in the annual incentive plan.

Adjusted loss per share is calculated as Net Loss excluding the change in fair value of contingent consideration liabilities, divided by weighted average shares outstanding (basic and diluted). Management believes this metric provides a better measure of comparability of results between periods, as such adjustments are not frequent in nature or similar in value and can be significant.

The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

Adjusted EBITDA and adjusted loss per share outlook exclude the impact of certain income and expense items that management believes are not part of underlying operations. AtriCure does not provide a reconciliation to the closest corresponding GAAP financial measure for its adjusted EBITDA and adjusted loss per share outlook; such reconciliation is not available without unreasonable effort on a forward-looking basis, due to the high variability and complexity of estimates for certain items, primarily the change in fair value of contingent consideration liabilities, as well as amortization expense resulting from the transaction. These items could significantly impact our future financial results. Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to AtriCure’s outlook.

CONTACTS:

Andy Wade

AtriCure, Inc.

Senior Vice President and Chief Financial Officer

(513) 755-4564

awade@AtriCure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com